As filed with the Securities and Exchange Commission on June 4, 2003
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------


                                ECI TELECOM LTD.
            (Exact name of registrant as specified in its charter)

             Israel                                          None
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


                                30 Hasivim Street
                           Petah Tikva 49133 - Israel
               (Address of principal executive offices) (Zip Code)


                  ECI TELECOM LTD. EMPLOYEE SHARE PURCHASE PLAN

                           (Full title of the Plan(s))

                               ------------------

                                   Paul Ellett
                                ECI TELECOM INC.
                          1201 West Cypress Creek Road
                         Fort Lauderdale, Florida 33309
                     (Name and address of agent for service)
                                 (954) 772-3070
          (Telephone Number, including area code, of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                              Proposed Maximum       Proposed Maximum
                                           Amount to be      Offering Price per     Aggregate Offering      Amount of
Title of Securities to be Registered      Registered (1)         Share (2)              Price (2)        Registration Fee
------------------------------------      --------------     ------------------     ------------------   ----------------
ECI Telecom Ltd. Employee Share
Purchase Plan
-------------------------------------     2,500,000 shares         $2.99                 $7,475,000           $610.00
Ordinary Shares, nominal value NIS
0.12 per share
-------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares attributable to these registered shares which become issuable under the ECI Telecom Ltd. Employee Share Purchase Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Ordinary Shares on May 30, 2003, as reported by the Nasdaq National Market.

            On November 16, 2000, ECI Telecom Ltd. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-12868) relating to 350,000 ordinary shares, nominal value NIS 0.12 per share, of the Registrant to be offered and sold under the plan set forth on the cover page of this Registration Statement. The contents of such prior Registration Statement are incorporated in this Registration Statement by reference.

                                     PART II

               Information Required in the Registration Statement

Item 8.  Exhibits
         --------

Exhibit Number     Exhibit
--------------     -------

     5             Opinion and consent of Goldfarb, Levy, Eran & Co.

    23.1           Consent of Somekh Chaikin, a member of KPMG International.
                   Independent Accountants. Reference is made to Exhibit 23.1 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.2 Consent of PricewaterhouseCoopers (Philippines), Independent Accountants. Reference is made to Exhibit 23.2 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.3           Consent of Blick Rothenberg, Independent Accountants.
                   Reference is made to Exhibit 23.3 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.4           Consent of Yoav Mark Lewis, Independent Accountants.
                   Reference is made to Exhibit 23.4 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.5 Consent of Hoberman, Miller, Goldstein & Lesser, P.C., Independent Accountants. Reference is made to Exhibit 23.5 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.6           Consent of Leo Jegard et Associes, Independent Accountants.
                   Reference is made to Exhibit 23.6 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.7           Consent of Yemenli Mali Musavirlik, Independent Accountants.
                   Reference is made to Exhibit 23.7 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.8           Consents of Goldstein Lewin & Co., Independent Accountants.
                   Reference is made to Exhibit 23.8 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.9 Consents of Mazars Paardekooper Hoffman, Independent Accountants. Reference is made to Exhibit 23.9 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.10 Consent of PricewaterhouseCoopers (Hong Kong), Independent Accountants. Reference is made to Exhibit 23.10 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.11 Consent of Dieleman Levine Winston, Independent Accountants. References is made to Exhibit 23.11 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.12          Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit
                   5.

    99.1           ECI Telecom Ltd. Employee Share Purchase Plan, as amended.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, State of Israel on this 4 day of June, 2003.

                                       ECI TELECOM LTD.


                                       By: /s/ Doron Inbar
                                          -------------------------------------
                                          Doron Inbar
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of ECI Telecom Ltd., an Israeli corporation, do hereby constitute and appoint Doron Inbar, President and Chief Executive Officer, and Giora Bitan, Executive Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                         Title                        Date
------------------------     ----------------------------       ---------------


/s/ Doron Inbar              President and Chief Executive       June 4, 2003
------------------------     Officer (Principal Executive
Doron Inbar                  Officer)


/s/ Giora Bitan               Executive Vice President and       June 1, 2003
------------------------      Chief Financial Officer
Giora Bitan                   (Principal Financial and
                              Accounting Officer)

     Signature                         Title                        Date
------------------------     ----------------------------       ---------------


------------------------     Chairman of the Board              ______ __, 2003
Shlomo Dovrat


/s/ Jonathan B. Kolber       Chairman of the Executive            June 4, 2003
------------------------     Committee
Jonathan B. Kolber


------------------------     Vice Chairman of the Board         ______ __, 2003
Krish Prabhu


------------------------     Director                           ______ __, 2003
Danny Biran


/s/ Colin R. Green           Director                             June 4, 2003
------------------------
Colin R. Green


------------------------     Director                           ______ __, 2003
Meir Laiser


------------------------     Director                           ______ __, 2003
Richard T. Liebhaber


/s/ Avner Naveh              Director                             June 4, 2003
------------------------
Avner Naveh


/s/ Yocheved Dvir            Director                             June 4, 2003
------------------------
Yocheved Dvir


/s/ Meir Shannie             Director                             June 4, 2003
------------------------
Meir Shannie

     Signature                         Title                        Date
------------------------     ----------------------------       ---------------


/s/ Casimir Skrzypczak
------------------------     Director                             June 4, 2003
Casimir Skrzypczak

------------------------------------------------------------------------------

Authorized Representative in the United States

ECI TELECOM INC.


By: /s/ Mandy Kellner                                             June 4, 2003
   --------------------------
      Mandy Kellner

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                ECI TELECOM LTD.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

    5             Opinion and consent of Goldfarb, Levy, Eran & Co.

    23.1 Consent of Somekh Chaikin, Independent Accountants. Reference is made to Exhibit 23.1 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.2 Consent of PricewaterhouseCoopers (Philippines), Independent Accountants. Reference is made to Exhibit 23.2 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.3          Consent of Blick Rothenberg, Independent Accountants.
                  Reference is made to Exhibit 23.3 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.4 Consent of Yoav Mark Lewis, Independent Accountants. Reference is made to Exhibit 23.4 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.5 Consent of Hoberman, Miller, Goldstein & Lesser, P.C., Independent Accountants. Reference is made to Exhibit 23.5 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.6          Consent of Leo Jegard et Associes, Independent Accountants.
                  Reference is made to Exhibit 23.6 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.7          Consent of Yemenli Mali Musavirlik, Independent Accountants.
                  Reference is made to Exhibit 23.7 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.8          Consents of Goldstein Lewin & Co., Independent Accountants.
                  Reference is made to Exhibit 23.8 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.9 Consents of Mazars Paardekooper Hoffman, Independent Accountants. Reference is made to Exhibit 23.9 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.10 Consent of PricewaterhouseCoopers (Hong Kong), Independent Accountants. Reference is made to Exhibit 23.10 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.11         Consent of Dieleman Levin Winston, Independent
                  Accountants. References is made to Exhibit 23.11 of the Registrant's Current Report on Form 8-K filed on the date hereof.

    23.12         Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit
                  5.

    99.1          ECI Telecom Ltd. Employee Share Purchase Plan, as amended.